Exhibit 4.5

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of January 7, 2015, among NEWPAGE HOLDINGS INC. (the “New Guarantor”), a subsidiary of VERSO PAPER HOLDINGS LLC (or its successor), a Delaware limited liability corporation (the “Company”), VERSO PAPER INC., a Delaware corporation (“Finance Co.” and, together with the Company, the “Issuers”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuers and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of August 1, 2014, providing for the issuance of the Issuers’ Adjustable Senior Subordinated Notes (the “Securities”), initially in the aggregate principal amount of $101,983,000;

WHEREAS Section 4B.11 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuers’ obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of this Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in this Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in this Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to unconditionally guarantee the Issuers’ obligations under the Securities on the terms and subject to the conditions set forth in Articles 11 and 12 of this Indenture and to be bound by all other applicable provisions of this Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under this Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 13.02 of this Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, this Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of this Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEWPAGE HOLDINGS INC.

By:	/s/ Robert P. Mundy
	Name:	Robert P. Mundy
	Title:	Senior Vice President and Chief Financial Officer

VERSO PAPER HOLDINGS LLC

By:	/s/ Robert P. Mundy
	Name:	Robert P. Mundy
	Title:	Senior Vice President and Chief Financial Officer

VERSO PAPER INC.

By:	/s/ Robert P. Mundy
	Name:	Robert P. Mundy
	Title:	Senior Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to the Adjustable Senior Subordinated Notes Supplemental Indenture]